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   W. R. Berkley Corporation                      NEWS
   475 Steamboat Road                             RELEASE
   Greenwich, Connecticut 06830
   (203) 629-3000
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FOR IMMEDIATE RELEASE                        CONTACT:  Eugene G. Ballard
                                                       Chief Financial Officer
                                                       203-629-3000


              W. R. BERKLEY CORPORATION ANNOUNCES CLOSING OF PUBLIC
                          OFFERING OF 4,715,000 SHARES

     Greenwich, CT, November 22, 2002 -- W. R. Berkley Corporation (NYSE: BER) said today that it has closed its previously announced public offering of 4,715,000 shares of common stock.

     The number of shares sold includes 615,000 shares sold pursuant to the exercise of the underwriters' over-allotment option. The Company received total net proceeds from the offering of $167 million, which will be used primarily to provide additional capital for the Company's insurance subsidiaries.

     Merrill Lynch & Co. was the sole bookrunner on the transaction, with Morgan Stanley as a joint lead manager and Salomon Smith Barney as a co-manager.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company which operates in five segments of the property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

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